EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements No. 333-180382, No. 333-203566, No. 333-216714, No. 333-217598, No. 333-248245, and No. 333-256375 on Form S-8 of Regional Management Corp. of our report dated March 4, 2022, relating to the consolidated financial statements of Regional Management Corp. and its subsidiaries, appearing in this Annual Report on Form 10-K of Regional Management Corp. for the year ended December 31, 2022.

/s/ RSM US LLP

Raleigh, North Carolina

February 24, 2023